Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

SECOND QUARTER 2017 RESULTS

Houston, July 25, 2017 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the second quarter of 2017 of $62.0 million, or $0.41 per share, on revenue of $470.1 million. This compares to a net loss from continuing operations of $89.7 million, or $0.59 per share for the first quarter of 2017, on revenue of $400.9 million and a net loss from continuing operations of $468.6 million, or $3.09 per share for the second quarter of 2016, on revenue of $356.3 million.

David Dunlap, President and CEO, commented, “Activity in U.S. land markets accelerated rapidly during the second quarter. Utilization of assets across most U.S. land service lines increased and service pricing also moved in a positive direction. Nowhere was this observed more distinctly than in our pressure pumping business. Customer resistance to pricing increases weakened throughout the quarter, indicating a rapidly tightening supply and demand balance. Higher activity levels resulted in pressure pumping revenue increasing 32% sequentially, with minimal equipment reactivation cost during the quarter. With most of the cost friction and reactivation inefficiencies experienced during the first quarter behind us, much of this increase in revenue fell to the bottom line, resulting in favorable incremental margins. Improving market conditions and growing customer demand has caused us to commit to rebuild our remaining idle pressure pumping equipment.

“In the Gulf of Mexico, sand control completion services work continued to increase, as did hydraulic workover and snubbing activity. The drilling rig forecast over the near-term for the Gulf of Mexico may be uninspiring, but our specialized, project oriented service lines such as completion services, hydraulic workover and our subsea intervention technology, which will be deployed in the second half of the year, all provide a level of revenue diversity that offsets rig count declines to some degree.

“Drilling activity also continued to slow in international markets during the quarter, primarily offshore West Africa, impacting our drilling related service lines. Well control activity was also lower internationally during the quarter. Offsetting these decreases was an increase in hydraulic workover and snubbing as projects commenced in several regions.

“The U.S. land business has experienced significant improvement through the first half of 2017. With customer activity, revenue and cash flows all ahead of expectations, we now expect our capital expenditures for the year to be within a range of $125 - $150 million dollars, an increase from approximately $100 million when the year began. This increase is primarily due to capital rebuild of our remaining pressure pumping horsepower.”

Second Quarter 2017 Geographic Breakdown

U.S. land revenue was $317.9 million in the second quarter of 2017, a 23% increase as compared with revenue of $258.7 million in the first quarter of 2017 and a 102% increase compared to revenue of $157.1 million in the second quarter of 2016. Gulf of Mexico revenue was $84.2 million, a sequential increase of 12% from first quarter 2017 revenue of $74.9 million, and a 19% decrease from revenue of $104.3 million in the second quarter of 2016. International revenue of $68.0 million increased 1% as compared with $67.3 million in the first quarter of 2017 and decreased 28% as compared to revenue of $94.9 million in the second quarter of 2016.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the second quarter of 2017 was $68.8 million, a 1% increase from first quarter 2017 revenue of $68.4 million and a 10% decrease from second quarter 2016 revenue of $76.2 million.

U.S. land revenue increased 31% sequentially to $27.8 million as land drilling activity increased throughout the quarter. Gulf of Mexico revenue decreased 5% sequentially to $22.2 million and international revenue decreased 21% sequentially to $18.8 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the second quarter of 2017 was $249.1 million, a 22% increase from first quarter 2017 revenue of $205.0 million and a 115% increase from second quarter 2016 revenue of $115.9 million. Higher levels of sequential revenue were driven by a 32% increase in pressure pumping revenue.

During the quarter, the Company spent approximately $3.8 million related to reactivation of pressure pumping horsepower.

Production Services Segment

The Production Services segment revenue in the second quarter of 2017 was $88.6 million, a 29% increase from first quarter 2017 revenue of $68.6 million and a 4% increase from second quarter 2016 revenue of $85.0 million.

U.S. land revenue increased 41% sequentially to $33.0 million due to increased coiled tubing activity. Gulf of Mexico revenue increased 12% sequentially to $20.0 million primarily due to increased hydraulic workover and snubbing activity. International revenue increased 30% sequentially to $35.6 million also primarily due to higher levels of hydraulic workover and snubbing activity.

Technical Solutions Segment

The Technical Solutions segment revenue in the second quarter of 2017 was $63.6 million, an 8% increase from first quarter 2017 revenue of $58.9 million and a 20% decrease from second quarter 2016 revenue of $79.2 million.

U.S. land revenue decreased 13% sequentially to $8.0 million as completion tools and products orders decreased. Gulf of Mexico revenue increased 25% sequentially to $42.0 million as a result of increased completion tools and products revenue. International revenue decreased 16% to $13.6 million, largely due to lower well control activity.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Daylight Time on Wednesday, July 26, 2017. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-515-2235. For those who cannot listen to the live call, a telephonic replay will be available through August 9, 2017 and may be accessed by calling 844-512-2921 and using the pin number 3425103.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves major, national and independent oil and natural gas companies around the world and offers products and services with respect to the various phases of a well’s economic life cycle. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our oil and natural gas property; risk associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; and the impact that unfavorable or unusual weather conditions could have on our operations. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016
Revenues	$470,068	$356,271	$400,936	$871,004	$769,404
Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	351,802	258,635	321,986	673,788	543,974
Depreciation, depletion, amortization and accretion	108,119	132,037	114,281	222,400	268,709
General and administrative expenses	76,708	82,747	75,493	152,201	183,724
Reduction in value of assets	—	460,283	—	—	462,461

Loss from operations	(66,561)	(577,431)	(110,824)	(177,385)	(689,464)
Other income (expense):
Interest expense, net	(23,333)	(22,748)	(24,250)	(47,583)	(46,554)
Other income (expense)	(2,156)	10,681	649	(1,507)	18,436

Loss from continuing operations before income taxes	(92,050)	(589,498)	(134,425)	(226,475)	(717,582)
Income taxes	(30,011)	(120,866)	(44,764)	(74,775)	(164,414)

Net loss from continuing operations	(62,039)	(468,632)	(89,661)	(151,700)	(553,168)
Loss from discontinued operations, net of income tax	(1,767)	(2,225)	(1,998)	(3,765)	(4,492)

Net loss	$(63,806)	$(470,857)	$(91,659)	$(155,465)	$(557,660)

Loss per share information:
Basic and Diluted
Net loss from continuing operations	$(0.41)	$(3.09)	$(0.59)	$(1.00)	$(3.66)
Loss from discontinued operations	(0.01)	(0.02)	(0.01)	(0.02)	(0.03)

Net loss	$(0.42)	$(3.11)	$(0.60)	$(1.02)	$(3.69)

Weighted average common shares used in computing earnings per share:
Basic and diluted	152,857	151,456	152,701	152,317	151,124

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2017 and December 31, 2016

(in thousands)

(unaudited)

	6/30/2017	12/31/2016
ASSETS
Current assets:
Cash and cash equivalents	$177,772	$187,591
Accounts receivable, net	396,814	297,164
Income taxes receivable	1,888	101,578
Prepaid expenses	42,926	37,288
Inventory and other current assets	141,292	130,772
Assets held for sale	27,322	27,158

Total current assets	788,014	781,551

Property, plant and equipment, net	1,455,276	1,605,365
Goodwill	806,191	803,917
Notes receivable	58,317	56,650
Intangible and other long-term assets, net	178,132	222,772

Total assets	$3,285,930	$3,470,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$133,354	$94,831
Accrued expenses	218,123	218,192
Income taxes payable	—	694
Current portion of decommissioning liabilities	22,212	22,164
Liabilities held for sale	6,883	8,653

Total current liabilities	380,572	344,534

Deferred income taxes	182,289	243,611
Decommissioning liabilities	104,891	101,513
Long-term debt, net	1,287,156	1,284,600
Other long-term liabilities	167,553	192,077
Total stockholders’ equity	1,163,469	1,303,920

Total liabilities and stockholders’ equity	$3,285,930	$3,470,255

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2017 AND 2016

(in thousands)

(unaudited)

	2017	2016
Cash flows from operating activities:
Net loss	$(155,465)	$(557,660)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	222,400	268,709
Reduction in value of assets	—	462,461
Other noncash items	(42,898)	(125,403)
Changes in working capital and other	(7,016)	49,595

Net cash provided by operating activities	17,021	97,702
Cash flows from investing activities:
Payments for capital expenditures	(56,649)	(67,402)
Other	34,690	1,980

Net cash used in investing activities	(21,959)	(65,422)
Cash flows from financing activities:
Net repayments of long-term debt	—	(84,664)
Other	(6,974)	(19,730)

Net cash used in financing activities	(6,974)	(104,394)
Effect of exchange rate changes in cash	2,093	(6,056)

Net decrease in cash and cash equivalents	(9,819)	(78,170)
Cash and cash equivalents at beginning of period	187,591	564,017

Cash and cash equivalents at end of period	$177,772	$485,847

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

THREE MONTHS ENDED JUNE 30, 2017, MARCH 31, 2017 AND JUNE 30, 2016

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2017	March 31, 2017	June 30, 2016
U.S. land
Drilling Products and Services	$27,770	$21,162	$11,613
Onshore Completion and Workover Services	249,079	204,979	115,893
Production Services	33,062	23,435	20,476
Technical Solutions	7,921	9,085	9,121

Total U.S. land	$317,832	$258,661	$157,103

Gulf of Mexico
Drilling Products and Services	22,266	23,485	34,504
Onshore Completion and Workover Services	—	—	—
Production Services	19,937	17,746	19,991
Technical Solutions	42,030	33,717	49,786

Total Gulf of Mexico	$84,233	$74,948	$104,281

International
Drilling Products and Services	$18,791	$23,784	$30,087
Onshore Completion and Workover Services	—	—	—
Production Services	35,607	27,424	44,505
Technical Solutions	13,605	16,119	20,295

Total International	$68,003	$67,327	$94,887

Total Revenues	$470,068	$400,936	$356,271

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED JUNE 30, 2017, MARCH 31, 2017 AND JUNE 30, 2016

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2017	March 31, 2017	June 30, 2016
Revenues
Drilling Products and Services	$68,827	$68,431	$76,204
Onshore Completion and Workover Services	249,079	204,979	115,893
Production Services	88,606	68,605	84,972
Technical Solutions	63,556	58,921	79,202

Total Revenues	$470,068	$400,936	$356,271

Income (Loss) from Operations
Drilling Products and Services	$(14,940)	$(13,167)	$(69,696)
Onshore Completion and Workover Services	(28,605)	(63,241)	(261,206)
Production Services	(20,252)	(29,212)	(248,631)
Technical Solutions	(2,764)	(5,204)	2,102

Total Income (Loss) from Operations	$(66,561)	$(110,824)	$(577,431)

Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$(14,940)	$(13,167)	$(21,749)
Onshore Completion and Workover Services	(28,605)	(63,241)	(68,209)
Production Services	(20,252)	(29,212)	(23,341)
Technical Solutions	(2,764)	(5,204)	3,553

Total Adjusted Income (Loss) from Operations	$(66,561)	$(110,824)	$(109,746)

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets and restructuring costs for the three months ended June 30, 2016. There were no adjustments for the three months ended June 30, 2017 and March 31, 2017.

Non-GAAP Financial Measures

The following table reconciles income (loss) from operations by segment, which is the directly comparable financial measure determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income (loss) from operations by segment (non-GAAP financial measure). Income (loss) from operations by segment excludes the impact of reduction in value of assets and restructuring costs. This financial measure is provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

Three months ended June 30, 2016

(in thousands)

(unaudited)

	Three months ended, June 30, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$(69,696)	$(261,206)	$(248,631)	$2,102	$(577,431)
Reduction in value of assets	47,659	188,741	223,883	—	460,283
Restructuring costs	288	4,256	1,407	1,451	7,402

Adjusted income (loss) from operations	$(21,749)	$(68,209)	$(23,341)	$3,553	$(109,746)